SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LAYNE CHRISTENSEN COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	48-0920712

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205
(913) 362-0510

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Steven F. Crooke, Esq.
Vice President and General Counsel
Layne Christensen Company
1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205
(913) 362-0510

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Peter F. Kerman, Esq.
Latham & Watkins LLP
135 Commonwealth Drive
Menlo Park, California 94025
(650) 328-4600
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-89196

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)	Share (2)	Price(2)	Registration Fee

Common Stock, par value $0.01 per share	259,200	$7.72	$2,001,024	$162

(1)	This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of our common stock on June 2, 2003, as quoted on the Nasdaq National Market.

     This Registrant Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

Explanatory Note

     This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature pages, an exhibit index and certain exhibits. Pursuant to Rule 462(b), the contents of the registration statement on Form S-3 (File No. 333-89196) of Layne Christensen Company, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference in this registration statement.

SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mission Woods, Kansas, on June 5, 2003.

LAYNE CHRISTENSEN COMPANY

By	/s/ Andrew B. Schmitt

Andrew B. Schmitt President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew B. Schmitt Andrew B. Schmitt	President, Chief Executive Officer and Director (Principal Executive Officer)	June 5, 2003

/s/ Jerry W. Fanska Jerry W. Fanska	Vice President—Finance and Treasurer (Principal Financial and Accounting Officer)	June 5, 2003

* Robert J. Dineen	Director	June 5, 2003

* Edward A. Gilhuly	Director	June 5, 2003

* Todd A. Fisher	Director	June 5, 2003

* Donald K. Miller	Director	June 5, 2003

* Sheldon R. Erikson	Director	June 5, 2003

*By:	/s/ Steven F. Crooke

Steven F. Crooke Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(1) of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 1996).
3.2	Bylaws (incorporated by reference to Exhibit 3(2) of the Company’s Registration Statement on Form S-1, File No. 33-48432).
4.1	Form of Stock Certificate (incorporated by reference to Exhibit 4(1) of the Company’s Registration Statement on Form S-1, File No. 33-48432).
4.2	Registration Rights Agreement, dated as of November 30, 1995, by and between the Company and Marley Holdings, L.P. (incorporated by reference to Exhibit 10(17) of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 1996).
4.3	Amendment to Registration Rights Agreement, dated as of August 13, 1997, by and between the Company and Marley Holdings, L.P. (incorporated by reference to Exhibit 5 of the Schedule 13D filed by KKR Associates, L.P. and Marley Holdings, L.P. on August 25, 1997).
5.1	Opinion of Steven F. Crooke, Esq.
23.1	Consent of Deloitte & Touche LLP, independent auditors.
23.2	Consent of Steven F. Crooke, Esq. (included in Exhibit 5.1).